EXHIBIT 99
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               NEWS RELEASE - PRINCETON NATIONAL BANCORP, INC.

        PRINCETON NATIONAL BANCORP, INC. ANNOUNCES REPURCHASE PROGRAM

        PRINCETON, ILLINOIS. JULY 28, 1997. Princeton National Bancorp, Inc. (The Nasdaq Stock Market: PNBC) today announced that it is implementing a repurchase program whereby the Company may repurchase from time to time up to 3% of its outstanding shares of common stock in the open market or in private transactions over the next twelve months. Purchases will be dependent upon market conditions and the availability of shares. The Company currently has 2,725,708 outstanding shares of common stock.

        Tony J. Sorcic, President & Chief Executive Officer of the Company, stated that the repurchase program represents an attractive use of capital relative to other investment alternatives and benefits both the Company and the shareholders.

        At June 30, 1997, the Company had total consolidated assets of $428.5 million and consolidated stockholders' equity of $41.8 million.

        The Company's subsidiary, Citizens First National Bank, has community banking offices in Princeton, Peru, Genoa, Oglesby, Spring Valley, Sandwich, Henry, Minooka, Plano, DePue and Hampshire.

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        Inquiries should be directed to:

             Lou Ann Birkey
             Secretary
             Princeton National Bancorp, Inc.
             606 S. Main Street
             Princeton, IL 61356

             (815) 875-4444











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